UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012 (October 19, 2012)

LENDER PROCESSING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34005	26-1547801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 854-5100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 19, 2012, Lender Processing Services, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Amended And Restated Credit Agreement dated as of August 18, 2011 (the “Credit Agreement”), among the Company, as Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Amendment (1) gives the Company additional flexibility under the Credit Agreement with respect to charges incurred for accruals for litigation and regulatory matters and (2) extends the period with respect to which mandatory prepayments using excess cash flow must be made from the fiscal year ending December 31, 2012 to the fiscal year ending December 31, 2013.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to the Amended And Restated Credit Agreement dated as of August 18, 2011, among the Company, as Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENDER PROCESSING SERVICES, INC.

By:	/s/ Thomas L. Schilling
Name:	Thomas L. Schilling
Title:	Executive Vice President and Chief Financial Officer

Date: October 19, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to the Amended And Restated Credit Agreement dated as of August 18, 2011, among the Company, as Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.